   As filed with the Securities and Exchange Commission on August 9, 1999
                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            WEST ESSEX BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

       UNITED STATES                      6035                   22-3597632
(state or other jurisdiction of     (Primary Standard          (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              417 BLOOMFIELD AVENUE
                               CALDWELL, NJ 07006
                                 (973) 226-7911
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            WEST ESSEX BANCORP, INC.
                         1999 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                        --------------------------------

LEOPOLD W. MONTANARO                            COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER           LORI M. BERESFORD, ESQUIRE
417 BLOOMFIELD AVENUE                           SUZANNE A. WALKER, ESQUIRE
CALDWELL, NJ  07006                             MULDOON, MURPHY & FAUCETTE LLP
(973) 226-7911                                  5101 WISCONSIN AVENUE, N.W.
                                                WASHINGTON, D.C.  20016
                                                (202) 362-0840
(Name, address, including zip code, and
telephone number, including area
code, of agent for service)

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     ----

====================================================================================================
                                                   PROPOSED
  TITLE OF EACH CLASS OF        AMOUNT TO BE     PURCHASE PRICE   ESTIMATED AGGREGATE  REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED (1)      PER SHARE       OFFERING PRICE(2)       FEE
----------------------------------------------------------------------------------------------------
    Common Stock                  184,711
   $.01 par Value                Shares(3)         $9.50(4)          $1,754,755            $488
----------------------------------------------------------------------------------------------------
    Common Stock                   73,884
   $.01 par Value                Shares(5)         $9.75(6)          $  720,369            $201
====================================================================================================
(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan (the "Plan") as
   the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of West Essex Bancorp, Inc. pursuant to 17 C.F.R.
   Section 230.416(a).
(2)Estimated solely for purposes of calculating the registration fee.
(3)Pursuant to  17 C.F.R. Section  230.457(h)(1), represents the total number of shares currently reserved or available for issuance upon the exercise of stock options pursuant to the Plan.
(4)Weighted average price of $9.50 per share at which options for 166,798 shares have been granted to date under the Plan and by $9.75 the market value of the
   Common Stock on July 30, 1999, as determined by the closing price on the
   Nasdaq Stock Market as reported in the Wall Street Journal for 20,613 shares for which options have not yet been granted under the Plan.
(5)Pursuant to  17 C.F.R. Section  230.457(h)(1), 73,884  represents  the  total number of shares currently available for issuance as stock awards under the
   Plan.
(6)The closing price on the Nasdaq Stock Market as reported in the Wall Street
   Journal on July 30,1999 for 73,884 shares of restricted stock reserved for awards under the Plan.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.
Number of Pages 27
Exhibit Index begins on Page 4




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WEST ESSEX BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the West Essex Bancorp, Inc. 1999 Stock- based Incentive Plan ("Incentive Plan") required by
Part I of the Registration Statement will be sent or given to the participants in the Incentive Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) West Essex Bancorp, Inc.'s (the "Company" or the "Registrant") Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes the consolidated statements of financial condition of the Company and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, together with the related notes and the report of the independent auditors filed with the SEC on March 30, 1999 (File No.001-14383).

      (b) The Form 10-Q report filed by the Registrant for the fiscal quarter ended September 30, 1998 (File No. 001-14383), filed with the SEC on November 13, 1998.

      (c) The Form 10-Q report filed by the Registrant for the fiscal quarter ended March 31, 1999 (File No. 001-14383), filed with the SEC on May 14, 1999.

      (d) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 000-29770), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on August 6, 1998, and declared effective August 13, 1998 as incorporated by reference from the Company's Form S-1 (File No. 333-56729) declared effective on August 13, 1998.

      (e) All documents filed by the Company and the Incentive Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.



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ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Incentive Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the common stock offered hereby has been passed upon by the firm of Muldoon, Murphy & Faucette LLP, Washington, D.C. for the Registrant.

      The consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report of Form 10-K for the year ended December 31, 1998 have been audited by Radics & Co., LLC, independent auditors, as stated in their reports, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

      Article XII of the Registrant's Bylaws provides as follows:

ARTICLE XII:  INDEMNIFICATION

      The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

      This indemnification provision is consistent with the Office of Thrift Supervision Regulation 12 C.F.R. Section 545.121.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.







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ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

        3.1    Articles of Incorporation of West Essex Bancorp, Inc.1
        3.2    Bylaws of West Essex Bancorp, Inc.1
        4.0    West Essex Bancorp, Inc. 1999 Stock-based Incentive Plan
        5.0    Opinion of Muldoon, Murphy & Faucette LLP as to the legality of the Common Stock registered hereby.
       23.1    Consent of Muldoon, Murphy & Faucette LLP (contained in the opinion included as Exhibit 5)
       23.2    Consent of Radics & Co., LLC
       24      Powers of Attorney (contained on the signature pages).
-----------------------

1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 333-56729), as amended.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include  any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;



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      (2)   For  determining  liability  under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, West Essex Bancorp, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caldwell, New Jersey on August 9, 1999.

                                      WEST ESSEX BANCORP, INC.


                                      By: /s/ Leopold W. Montanaro
                                          --------------------------------------
                                         Leopold W. Montanaro
                                         President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Leopold W. Montanaro and Dennis A. Petrello, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                        Title                             Date
    ----                        -----                             ----

/s/ Leopold W. Montanaro        Director, President and Chief   August 9, 1999
--------------------------      Executive Officer
Leopold W. Montanaro            (principal executive officer)


/s/ Dennis A. Petrello          Executive Vice President and    August 9, 1999
--------------------------      Chief Financial Officer
Dennis A. Petrello              (principal accounting and
                                financial officer)


/s/ William J. Foody            Director and Chairman of the    August 9, 1999
--------------------------      Board
William J. Foody


/s/ David F. Brandley           Director                        August 9, 1999
--------------------------
David F. Brandley



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




/s/ Everett N. Leonard          Director                         August 9, 1999
---------------------------
Everett N. Leonard


/s/ James P. Vreeland           Director                         August 9,1999
---------------------------
James P. Vreeland


/s/ John J. Burke               Director                        August 9, 1999
---------------------------
John J. Burke









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